IMMUCELL CORPORATION

EXHIBIT 23

CONSENT OF BAKER NEWMAN & NOYES, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ImmuCell Corporation

We consent to the incorporation by reference in Registration Statement No. 333-2631 and No. 333-65514 of ImmuCell Corporation on Form S-8 of our report, dated March 20, 2008, relating to our audit of the financial statements which appear in this Annual Report on Form 10-KSB of ImmuCell Corporation for the year ended December 31, 2007.

Portland, Maine	/s/ Baker Newman & Noyes
March 25, 2008	Baker Newman & Noyes, LLC